                                                                                            Exhibit 10(l)(3)

AMENDMENT NO.2
TO
ALLTEL CORPORATION BENEFIT RESTORATION PLAN
(January 1, 1996 Restatement)

WHEREAS, ALLTEL Corporation (“ALLTEL”) maintains the ALLTEL Corporation
 Benefit Restoration Plan, as amended and restated effective January 1, 1996 and as subsequently amended (the “Plan”); and

WHEREAS, ALLTEL desires to further amend the Plan;

NOW, THEREFORE, BE IT RESOLVED, that ALLTEL hereby amends the Plan in the respects hereinafter set forth:

1.	Effective January 1, 1996, Section 2.01(f) of the Plan is amended to provide as follows:

    (f)  “Excess Compensation” means the portion of a Participant’s compensation for a Plan Year that is not considered Compensation under the Profit-Sharing Plan or Thrift
Plan, as applicable, because of the limitations in the Profit-Sharing Plan or Thrift Plan, as applicable, in respect of Section 401(a)(17) of the Code, determined without regard to the provisions of Section 4.02.

2.	Effective January 1, 1996, Section 4.02-A of the Plan is amended to provide as follows:

Section 4.02-A. Allocation of Employer Matching Contributions. For each Participant employed by a Matching Employer under the Thrift Plan during a Plan Year, there shall be credited to such Participant’s Thrift Plan Excess Benefit Account an amount equal to the Basic Employer Matching Contribution and Additional Employer Matching Contribution that would have been made to the Thrift Plan for such Plan Year if the Participant’s compensation reductions under Section 4.02 above (to the extent of 6% of the Participant’s Excess Compensation) had been Matched Salary Deferral Contributions under the Thrift Plan and had the Thrift Plan contained no limitation with respect to Section 401(a)(17) of the Code, Section 415 of the Code, Section 402(g) of the Code, Section 401(k) of the Code, and Section 401(m) of the Code. Any credits described in the immediately preceding sentence shall be made only to the extent that the Participant has not received from the Thrift Plan or otherwise a payment in respect of the limitation under the Code. In accordance with the rules established by the Company, amounts that would constitute compensation under the Thrift Plan but for the deferral of payment thereof by the Participant under the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation 1998 Management Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Compensation Plan, and the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan may be taken into account as compensation reductions for purposes only of determining credits to the Participant’s Thrift Plan Excess Benefit Plan Account under this Section 4.02-A for the period when (and in the amount(s)) such deferred amounts would have been paid in the absence of the deferral (but not for the period when such deferred amounts are earned or actually paid).

3.	Effective January 1, 1996, Section 4.02-B of the Plan is amended to provide as follows:

Section 4.02-B. Allocation of Employer Qualified Nonelective Contribution. For each Plan Year that a Participant receives an allocation of the Employer Qualified Nonelective Contribution under the Thrift Plan, there shall be credited to such Participant’s Thrift Plan Excess Benefit Account an amount equal to the amount of the Employer Qualified Nonelective Contribution that would have been made with respect to the Participant’s Excess Compensation for such Plan Year had the Participant’s Excess Compensation for such Plan Year been taken into account as Compensation for such Plan Year under the Thrift Plan, determined without regard to the limitation in respect of Section 415 of the Code. For purposes of this Section 4.02-B only, Excess Compensation shall include amounts that would constitute compensation under the Thrift Plan but for the deferral of payment thereof by the Participant under the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation 1998 Management Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Compensation Plan, and the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan for the period when (and in the amount(s)) such deferred amounts would have been paid in the absence of the deferral (but not for the period when such deferred amounts are earned or actually paid).

IN WITNESS WHEREOF, the Company, by its duly authorized officer has caused this Amendment to be executed on this 28th day of January, 1999.

                                                                                                                                                                   ALLTEL CORPORATION

                                                                                                                                              By:   /s/ Joe T. Ford
Title:  Chairman and Chief Executive Officer